EX-99.j

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Shareholders and Board of Trustees
The Rockland Funds Trust:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the headings "Financial Highlights of the Fund" and "Additional Information" in the prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
January 29, 2007